The Separate Accounts of Talcott Resolution Life Insurance Company ("TL") and Talcott Resolution Life and Annuity Insurance Company ("TLA") are the listed Registrants.  TL and TLA are the Depositors. Entities that are under common control with the Depositors are listed below, along with entities that are owned or controlled by the Depositors.

Talcott Resolution Life Insurance Company (Connecticut) (1)
Talcott Resolution Life, Inc. (Delaware)
Hopmeadow Acquisition, Inc. (Delaware)
Hopmeadow Holdings, LP (Delaware)
Hopmeadow Holdings GP LLC (Delaware) (2)
Hopmeadow Holdings II LP (Delaware) [90.3%]
Hopmeadow Holdings GP LLC (Delaware) (2)
Hopmeadow UK Holdings Ltd. (United Kingdom) [83.8%]
Hopmeadow Cayman GP LLC (Cayman Islands) (3)
Cornell Capital GP III LP (Cayman Islands) [43.7%] [With respect to Cornell Capital Partners III LP (Cayman Islands), (2)]
Cornell Capital GP III GP LLC (Cayman Islands) (2)
Henry Cornell (Individual) (2)
AMC Special MGP Ltd. (Cayman Islands) [4.9%] [With respect to AMC Fund GP LP (Cayman Islands), (2)]
AMC Fund GP LP (Cayman Islands) [24.9%] [With respect to Atlas Merchant Capital Fund LP (Cayman Islands), (2)]
AMC MGP GP Ltd. (Cayman Islands) (2) [With respect to AMC Fund MGP LP (Cayman Islands), (2)]
David I. Schamis and Robert E. Diamond (Individuals) [Each owns greater than 10% of the voting shares and, together, they own 100% of the voting shares]
Hopmeadow Cayman LP (Cayman Island) (4)
Hopmeadow Cayman GP LLC (Cayman Islands) (2)

Endnotes:

(1)
The following entities are wholly-owned subsidiaries of Talcott Resolution Life Insurance Company and are under common control: American Maturity Life Insurance Company (Connecticut), Talcott Resolution International Life Reassurance Corporation (Connecticut), Talcott Resolution Life and Annuity Insurance Company (Connecticut), The Hartford International Asset Management Company Limited (Ireland), and Lanidex R, LLC (Delaware). Talcott Resolution Life and Annuity Insurance Company (Connecticut) owns 100% of Talcott Resolution Distribution Company, Inc. (Connecticut) and Talcott Resolution Comprehensive Employee Benefit Service Company (Connecticut).

(2)	General Partner Interest

(3)	100% Voting Shareholder

(4)	100% Non-Voting Shareholder